Exhibit 99.1

SOPAC CELLULAR SOLUTIONS INC. ANNOUNCES DAVID F. LEVY HAS JOINED THE COMPANY AS CEO AND NEW BUSINESS FOCUS.

Sherman Oaks, CA., December 11, 2012 -- SOPAC Cellular Solutions Inc. (OTC Bulletin Board: SOPC.OB), SOPAC Cellular Solutions Inc. ("SOPAC") announced today that Mr. David F. Levy has joined the company as its new CEO, President, Secretary and Director. Mr. Levy boasts lifelong success as a technology executive, entrepreneur, and business-builder. Most recently Mr. Levy was the founder, Chairman and CEO of Inzon Corporation, a Voice Over Internet Protocol ("VoIP") technology company providing complete voice, fax, data and conference call services on an ASP platform utilizing its own worldwide hybrid VoIP/TDM network. Mr. Levy was also the founder, Chairman and CEO of SubMicron Systems Corporation, a NASDAQ-listed, worldwide technology leader in the design and manufacture of production systems for semiconductor wafers and integrated circuits. In his stewardship of SubMicron Mr. Levy built SubMicron into a $176 million global business entity, ranking fourth largest in its industry segment. Mr. Eric Ezra will retain the position of CFO , Treasurer and Director.

With the appointment of David F. Levy as CEO, and under his leadership, the company will market and distribute its iTalk Phone devices. The iTalk phone looks just like an iPhone, but the monthly cost is nothing like the ones most smartphone customers get in the mail each month as it will only cost $20 per month. The iTalk Phone isn't a phone, exactly. The iTalk Phone uses the iPod Touch as a makeshift Smartphone, an endeavor usually reserved for a small niche of enterprising techies. Many of them share phone-related strategies, usually involving use of Skype or Google Voice, on Internet message boards, but not anymore. The utilization of the iTalk Phone as a makeshift Smartphone is accomplished by coupling its iTalk Sleeve device with the iTouch, a touch-screen gadget that contains most of the features of an iPhone, except for the earpiece and cellular chip integrated with iTalk Service and Data Plan. The iTalk sleeve is as easy as putting on an iPhone cover as it just snaps in place.

About: SOPAC Cellular Solutions, Inc. is a Nevada corporation listed on the OTCBB under the trading symbol SOPC. The Company is a Wireless Technology Value Added Reseller (VAR) formed to develop and launch new technology and products in the global communications market. The company provides wholesale and retail telecommunications services, and products worldwide.

Safe Harbor

Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933,
Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward- looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

Contact Information: David F Levy/CEO at levy.david@att.net

http://www.italkmobility.com